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                                                                   Exhibit 10.11


                           PACIFICARE HEALTH SYSTEMS, INC.
                        SECOND AMENDED NON-EMPLOYEE DIRECTOR
                           COMPENSATION AND RETIREMENT PLAN


    PacifiCare Health Systems, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this Second Amended Non-employee Director Compensation and Retirement Plan.

    The purpose of this Plan is to enhance the growth, development and financial success of the Company and its ability to attract and retain the services of qualified and experienced Non-employee Directors by providing such Non-employee Directors annual cash compensation and retirement benefits, subject to the conditions and limitations of this Plan.


                                      ARTICLE I
                                     DEFINITIONS

    When used herein, the following terms shall have the respective meanings set forth below:

    1.1 "Affiliate" shall mean any corporation or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Affiliates of the Company shall include UniHealth and its affiliates.

    1.2 "Amended Plan" means the Amended Non-employee Director Compensation and Retirement Plan, which was effective as of October 12, 1995, and is amended and superseded by this Plan.

    1.3 "Annual Retainer" means the retainer compensation established by the Board and paid to a qualified Non-employee Director pursuant to Section 3.1(a) hereof.

    1.4    "Board" means the Board of Directors of the Company.

    1.5 "Board Meeting Fee" shall mean the fee established by the Board and paid to each Non-employee Director for attending a meeting of the Board pursuant to Section 3.2(a)(i) hereof.

    1.6 "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

    1.7 "Committee Meeting Fee" shall mean the fee established by the Board and paid to each Non-employee Director for attending a meeting of any committee of the Board pursuant to Section 3.2(a)(ii) hereof.


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    1.8    "Company" means PacifiCare Health Systems, Inc., a Delaware corporation, and any successor corporation.

    1.9 "Director" means any person who is duly elected or appointed to the Board.

    1.10 "Directors Stock Option Plan" shall mean the Second Amended Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. as it may be amended from time to time.

    1.11 "Employee" means any full-time employee (as defined in Section 31.340(c)-1 of the Internal Revenue Code of 1986, as amended) of the Company or any of its Affiliates.

    1.12 "Meeting Fees" shall mean the Board Meeting Fee, the Committee Meeting Fee and the Telephone Meeting Fee.

    1.13 "Non-employee Director" or "Participant" means any Director who is not an Employee and who is otherwise eligible to accrue or receive benefits under this Plan.

    1.14 "Original Plan" means the Non-Employee Director Compensation and Retirement Plan which was effective as of April 1, 1991 and was superseded by the Amended Plan.

    1.15 "Plan" means this Second Amended Non-employee Director Compensation and Retirement Plan as it may be amended from time to time.

    1.16 "Plan Committee" shall mean the committee of the Board of Directors of the Company as defined in Section 2.1 hereof.

    1.17 "Retire" or "Retirement" shall mean the termination of service of a Non-employee Director as a Director by resignation, expiration of office without reelection, or for any other reason except death or removal of the Non-employee Director for "cause."

    1.18 "Retirement Benefits" shall mean the retirement benefits payable to Non-employee Directors under Article 4 hereof.

    1.19 "Stock Options" shall mean options to purchase shares of the Company's Class B Common Stock granted to Non-employee Directors under the Directors Stock Option Plan.

    1.20 "Telephone Meeting Fee" shall mean the fee established by the Board and paid to each Non-employee Director for participating via telephone in a meeting of the Board or any committee of the Board pursuant to Section 3.2(a)(iii) hereof.


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    1.21   "UniHealth" shall mean UniHealth, a California non-profit public benefit corporation.

    1.22 "Year(s) of Service" shall mean the number of full years (i.e., 365 days) of service of a Director as a Non-employee Director for the Company and its predecessors.


                                      ARTICLE II
                                    ADMINISTRATION

    2.1 GENERAL ADMINISTRATION; POWERS OF ADMINISTRATION. This Plan shall be generally administered by the Board. The Board may delegate the general administration of this Plan to a committee of the Board (the "Plan Committee"). The Company shall pay all costs of administration of this Plan. The Board or, if applicable, the Plan Committee, shall have and may exercise such powers and authority as may be necessary or appropriate to carry out the administration of this Plan. Without limiting the generality of the foregoing, the Board or, if applicable, the Plan Committee shall have full power and authority to: (i) determine all questions of fact and law that may arise under this Plan; (ii) interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan; and (iii) prescribe, amend, and rescind rules and regulations relating to this Plan, including, without limitation, any rules which the Board or, if applicable, the Plan Committee determines are necessary or appropriate, as the case may be, to ensure that the Company complies with all applicable provisions of any federal, state, or local law, including laws relating to the withholding of tax, including both prospective and retroactive changes in tax laws. All interpretations, determinations, and actions by the Board or Plan Committee, as the case may be, shall be final, conclusive, and binding upon all Participants.

    2.2 PLAN COMMITTEE. The Plan Committee shall consist of the compensation committee of the Board. The Plan Committee shall only act by a majority vote of its members. The Plan Committee may act either by a vote at a meeting or by memorandum or other written instrument signed by a majority of the Plan Committee members.

    2.3 LIABILITY. All actions taken and all interpretations and determinations made by the Board or the Plan Committee, as the case may be, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or the Plan Committee, as the case may be, shall be personally liable for damages, costs or expenses resulting from any action, failure to act, determination or interpretation made in good faith with respect to this Plan and


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all members of the Board and Plan Committee shall be fully protected by the
Company in respect to any such action, determination or interpretation.

    2.4 NONAPPLICABILITY TO STOCK OPTIONS. Notwithstanding anything contained herein, any action, determination, or interpretation with respect to Stock Options, including, but not limited to, the administration of, or grants of Stock Options under the Company's Second Amended and Restated 1989 Stock Option Plan for Officers and Key Employees, as amended, and the Directors Stock Option Plan, as the case may be, shall be governed exclusively by the terms and conditions of said stock option plans.

    2.5 COMPENSATION AND RETIREMENT AGREEMENTS. The Board or Plan Committee, as the case may be, in its sole and absolute discretion, may cause the Company to enter into a written compensation and retirement agreement with each Participant which agreement shall be executed by the Participant and an authorized Officer of the Company and which shall contain such terms and conditions as the Board or Plan Committee, as the case may be, shall determine, consistent with this Plan. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the Participant during normal business hours at the principal office of the Company) and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.


                                     ARTICLE III
                                     COMPENSATION

3.1 ANNUAL RETAINER

    (a) AMOUNT. The amount of the Annual Retainer payable by the Company to each Participant other than the Chairman of the Board of the Company, shall be $25,000 per year. In recognition of his additional administrative duties and responsibilities, the amount of the Annual Retainer for a Participant who is also the Chairman of the Board of the Company shall be equal to 200 percent of the Annual Retainer amount payable to all other Participants. The Board may change the amount of the Annual Retainer at any time by a duly adopted resolution.

    (b) ELIGIBILITY. A Non-employee Director shall be eligible to receive the Annual Retainer only if he or she has been duly elected as a Director and is serving in such capacity on April 1 of the particular year for which the Annual Retainer is payable by the Company.


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    (c)    PAYMENT DATE.  Each Participant shall be paid the Annual Retainer on
April 1 of each year commencing on April 1, 1996.

3.2 MEETING FEES

    (a)    AMOUNT.

           (i) The amount of the Board Meeting Fee for eligible Non-employee Directors other than the Chairman of the Board of the Company shall be $1,200 per Board meeting. In recognition of his additional administrative duties and responsibilities, the amount of the Board Meeting Fee for a Participant who is also the Chairman of the Board shall be equal to 200 percent of the Board Meeting Fee amount applicable to all other Participants.

           (ii) The amount of the Committee Meeting Fee for Participants other than the Chairman of each respective committee of the Board shall be $1,000 per committee meeting. In recognition of his or her additional administrative duties and responsibilities, the amount of the Committee Meeting Fee for an eligible committee chairman shall be equal to 200 percent of the Committee Meeting Fee amount applicable to all other Participants.

           (iii) The amount of the Telephone Meeting Fee for Participants shall be one-half of the Board Fee or one-half of the Committee Meeting Fee for meetings of the Board or committees of the Board, respectively, held via telephone.

           (iv) The Board may change the amount of any of the Meeting Fees at any time by a duly adopted resolution.

    (b)    ELIGIBILITY.

           (i) A Participant shall be eligible to receive a Board Meeting Fee and/or Committee Meeting Fee only if he or she attends the Board meeting or Board committee meeting, as the case may be, to which the Board Meeting Fee or the Committee Meeting Fee, as the case may be, applies.

           (ii) A Participant shall be eligible to receive a Telephone Meeting Fee only if he or she participates in the Board meeting or Board committee meeting held via telephone, and confirmation of participation in the telephone meeting is made by the Chairman of the Board or committee, as the case may be, at the beginning of such telephone meeting.

    (c) PAYMENT DATE. Each Participant shall be paid the applicable Board Meeting Fee or Committee Meeting Fee, as the


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case may be, at the commencement of the Board meeting or Board committee meeting to which the Board Meeting Fee or Committee Meeting Fee applies. Subsequent to a Board meeting or a Board committee meeting held via telephone, notice of the meeting shall be given to the office of the Company's chief executive officer that such meeting has occurred. Upon receipt of such notice, the Telephone Meeting Fee shall be paid to each eligible Non-officer Director as soon as practicable thereafter.

3.3 Deferral of Annual Retainer and Meeting Fees

    A Participant may elect to defer all or a portion of the Annual Retainer or Meeting Fees payable to such Participant by the Company. In the event that a Participant elects to defer all or a portion of the Annual Retainer or Meeting Fees, he or she shall enter into a written agreement with the Company, which agreement shall contain such terms and conditions of the deferral arrangement as the Board or Plan Committee, as the case may be, shall determine, consistent with this Plan.



                                      ARTICLE IV
                                 RETIREMENT BENEFITS

4.1. Retirement Benefits

    (a)    ELIGIBILITY.

           (i) Upon Retirement, a Participant shall be eligible to receive Retirement Benefits under this Plan if such Participant has at least five consecutive Years of Service as a Non-employee Director (i.e., without any break in service for any reason). The amount and the manner of payment of such Retirement Benefits will be as provided below in clause 4.1(c).

           (ii) A Non-employee Director who serves or has at anytime served (before or after the effective date of the Original Plan) as an Employee shall not be eligible to receive Retirement Benefits under this Plan if such Non-employee Director is eligible to receive retirement benefits under a Defined Benefit Plan (as such plans are defined by the Employee Retirement Income Security Act) established by the Company.

    (b) DISQUALIFICATION. A Non-employee Director shall not be entitled to receive Retirement Benefits under this Plan if he or she is removed for "cause" from the Board even if such Non-employee Director otherwise satisfies the requirements for receiving Retirement Benefits and even if Retirement Benefits have already accrued.


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    (c)    AMOUNT OF RETIREMENT BENEFITS.

           (i) If a Participant Retires, the Company shall pay the Participant Retirement Benefits equal to the average of the Annual Retainer paid to such Participant for the three year period immediately preceding Retirement or the average of the Annual Retainer paid to such Participant if the Annual Retainer has been paid by the Company for less than three years. Unless a Participant becomes ineligible, disqualified or his or her Retirement Benefits terminate as provided herein, the payment of Retirement Benefits by the Company shall be made annually for the number of Years of Service accumulated by a Participant at the time of his Retirement. Each Participant shall be fully liable for payment of any local, state or federal income or other taxes associated with the receipt of Retirement Benefits.

           (ii) If a Participant Retires and later resumes Non-employee Director status, payments of Retirement Benefits shall be automatically suspended as of the date of resumption of Non-employee Director status and until such time as the Non-employee Director again Retires and is eligible to receive Retirement Benefits. If the Non-employee Director again Retires, the Company shall pay the Non-employee Director Retirement Benefits equal to the average Annual Retainer paid to such Non-employee Director for the immediately preceding three year period, or the average of the Annual Retainer paid to such Non-employee Director if such has been paid for less than three years, provided such Non-employee Director remains eligible to receive Retirement Benefits. Unless a Participant becomes ineligible, disqualified or his or her Retirement Benefits terminate as provided herein, payment of Retirement Benefits shall be made by the Company annually for the number of Years of Service accumulated by the Non-employee Director (less any period of time for which payments of Retirement Benefits were previously made under this Plan) at the time of his or her Retirement, including Years of Service which may have accrued since the resumption of the Non-employee Director as a Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation. Nothing in this Plan or in any written instrument related to this Plan shall confer upon any Participant any legal or other right to continue as a Director or in any other capacity, or as limiting, interfering with or otherwise affecting the right to terminate a Participant in his or her capacity as a Director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a Participant under this Plan.


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    (d)    ACCELERATION OF RETIREMENT BENEFITS

    Any Retirement Benefits which a Participant has accumulated under clause
(a) hereof shall immediately vest and be payable upon the effective date of a Change of Control (as defined herein). Notwithstanding clause 4.1(a) above, acceleration of a Participant's retirement benefits under this clause 4.1(d) shall occur even if the Participant does not satisfy the eligibility requirements of clause 4.1(a) above.

    The Retirement Benefits to be paid hereunder shall be based on the number of Years of Service of the Participant at the effective time of the Change of Control and shall be calculated in the same manner as provided in clause 4.1(c) hereof, however, the Retirement Benefits to be paid to each Participant shall be calculated based on the present value of the Retirement Benefits at the effective time of the Change of Control. Any Participant who is Retired and is receiving Retirement Benefits pursuant to this Plan shall upon a Change of Control receive the present value of the remaining, unpaid balance of such Participant's Retirement Benefits. The present value of any Retirement Benefits to be received by any Participant upon a Change of Control shall be calculated by an independent actuary, who is a Fellow in the Society of Actuaries, selected by the chairman of the Committee.

    As used in this Section 4.1(c), the term "Change of Control" shall mean the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d)and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than UniHealth, a California non-profit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the


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reporting requirements of the Exchange Act as a result of a "going private transaction" (within the meaning of the Exchange Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's board of directors are persons who were members of the Company's board of directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity. The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control. All such determinations and interpretations by the Committee shall be conclusive. Each Participant shall receive at least 10 days' notice prior to the effective date of a Change in Control that their Retirement Benefits will vest upon the effective date of the Change in Control.


                                      ARTICLE V
                                    MISCELLANEOUS

5.1 Compliance with Government Regulations

    Neither the Plan Committee nor the Company shall be obligated to make any payments pursuant to this Plan at any time unless and until all applicable requirements under federal and state laws, rules, and regulations, or by any regulatory agencies, have been fully met.

5.2 Nontransferability of Rights

    No Participant may assign the right to receive Retirement Benefits under this Plan or any other right or interest under this Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge, or charge of any nature to be imposed on any such right or interest.

5.3 Amendment and Termination of Plan

    The Board shall have the power, in its discretion, to amend, suspend, or terminate this Plan at any time, provided, however, that no amendment, suspension, or termination of this Plan will, without the consent of the Participant, terminate, reduce or adversely affect any benefits which have accrued under this Plan, unless such amendment, suspension, or termination is required by applicable law.


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5.4 Governing Law

    The laws of the State of Delaware shall govern and control the interpretation and application of the terms of this Plan.

5.5 Effective Date of the Plan

     The Original Plan became effective as of April 1, 1991. Non-employee Directors who Retired prior to such date are not entitled to receive Retirement Benefits under the Original Plan. This Plan shall be effective as of April 1, 1996.


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